Exhibit 99.1

NEWS RELEASE
Investor Contact:
Jessica Vanden Heuvel, Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Jennifer Kaminski, Vice President, Public Relations Senior Manager
920-491-7576

Associated Banc-Corp Reports Second Quarter Earnings of $0.36 per share

Earnings per share up 16% from prior year

Robust loan growth and improving fee-based income trends

GREEN BAY, Wis. — July 20, 2017 — Associated Banc-Corp (NYSE: ASB) today reported net income available to common equity of $56 million, or $0.36 per common share for the quarter ended June 30, 2017. This compares to net income available to common equity of $47 million, or $0.31 per common share for the quarter ended June 30, 2016.

“Robust loan growth and improving fee-based income trends drove this quarter’s results. Our residential mortgage retention strategy contributed to most of this quarter’s loan growth and we are also pleased to report solid commercial and business lending growth. We also benefited from improving fee-based revenue streams; particularly, card-based and nondeposit fees, trust service fees, and brokerage and annuity commissions which contributed to bottom line expansion,” said President and CEO Philip B. Flynn. “Disciplined expense controls combined with improving credit trends rounded out the quarter. We remain on track to deliver on our full year guidance.”

SECOND QUARTER SUMMARY

•	Average loans of $20.5 billion grew $880 million, or 4% from the year ago quarter

•	Average deposits of $21.5 billion grew $1.2 billion, or 6% from the year ago quarter

•	Net interest income of $184 million increased $7 million, or 4% from the year ago quarter

•	Net interest margin of 2.83% improved from 2.81% in the year ago quarter

•	Provision for credit losses of $12 million improved $2 million, or 14% from the year ago quarter

•	Noninterest income of $82 million improved modestly from the year ago quarter

•	Noninterest expense of $176 million increased $2 million, or 1% from the year ago quarter

•	Return on average common equity Tier 1 (CET1) improved to 10.6% from 9.9% in the year ago quarter

•	Total dividends per common share of $0.12 were up 9% from the year ago quarter

•	Capital ratios remain strong with a CET1 ratio of 9.9% at quarter end

SECOND QUARTER FINANCIAL RESULTS

Loans

Year-to-date average loans were up over 5% from the first half of last year. Second quarter average loans of $20.5 billion were up 4%, or $880 million from the year ago quarter and were up $449 million from the first quarter.

With respect to second quarter average balances:

•	Consumer lending increased 10%, or $723 million from the year ago quarter and grew $363 million from the first quarter to $8.2 billion, primarily driven by the Company’s on balance sheet mortgage retention strategy.

•	Commercial real estate lending increased 7%, or $310 million from the year ago quarter to $5.0 billion, primarily driven by increased construction lending, but decreased $36 million from the first quarter.

•	Commercial and business lending decreased 2% from the year ago quarter to $7.3 billion, primarily driven by reductions in the oil and gas portfolio, however, commercial and business lending increased $122 million from the first quarter.

Deposits

Year-to-date average deposits were up over 5% from the first half of last year. Second quarter average deposits of $21.5 billion were up 6%, or $1.2 billion from the year ago quarter and were up modestly from the first quarter. The loan to deposit ratio was 96% at quarter-end.

With respect to second quarter average balances:

•	Interest-bearing demand deposits increased 17%, or $632 million from the year ago quarter to $4.3 billion and increased $21 million from the first quarter.

•	Savings and time deposits increased 10%, or $308 million from the year ago quarter and increased $214 million from the first quarter to $3.3 billion.

•	Money market deposits increased 4%, or $372 million from the year ago quarter to $9.1 billion, but decreased $104 million from the first quarter.

•	Noninterest-bearing demand deposits decreased 2%, or $78 million from the year ago quarter and decreased $74 million from the first quarter to $4.9 billion, reflecting expected seasonal patterns.

Net Interest Income and Net Interest Margin

Net interest income was up 4%, or $7 million from the year ago quarter, with net interest margin increasing 2 basis points year over year. Second quarter net interest income of $184 million was up 2%, or $4 million from the first quarter.

•	The average yield on total loans increased 27 basis points to 3.62% from the year ago quarter and increased 11 basis points from the prior quarter.

•	The average cost of interest-bearing deposits increased 20 basis points to 0.51% from the year ago quarter and increased 9 basis points from the prior quarter.

Noninterest Income

Second quarter total noninterest income of $82 million improved modestly from the year ago quarter and increased 3%, or $3 million from the prior quarter.

With respect to second quarter noninterest income line items:

•	Card-based and other nondeposit fees were up $1 million from the year ago and prior quarters.

•	Mortgage banking was up $1 million from the year ago quarter primarily driven by a favorable change in the mortgage servicing rights valuation.

•	Combined, trust service fees and brokerage and annuity commissions were up over $1 million year over year and up from the first quarter.

Noninterest Expense

Second quarter total noninterest expense of $176 million was up $2 million, or 1% from the year ago quarter and up $3 million, or 2% from the prior quarter. The year-to-date efficiency ratio improved by over 200 basis points from the comparable period last year.

With respect to second quarter noninterest expense line items:

•	Personnel expense was up $3 million from the year ago quarter primarily driven by increased health insurance costs.

•	Technology expense was up $1 million from the year ago and prior quarters as the Company continues to invest in solutions that drive operational efficiency.

•	All other noninterest expense line items, collectively, decreased $2 million from the year ago quarter and increased $2 million from the prior quarter.

Taxes

Second quarter income tax expense was $20 million with an effective tax rate of 26%, compared to $21 million and 30% in the year ago quarter, and $21 million and 27% in the prior quarter. The second quarter’s lower effective tax rate benefited from a partial release of reserves due a favorable state tax court ruling.

Credit

The second quarter provision for credit losses of $12 million was down $2 million from the year ago quarter, but up $3 million from the prior quarter.

•	Potential problem loans of $263 million were down $194 million from the year ago quarter and down $77 million from the prior quarter.

•	Nonaccrual loans of $232 million were down $51 million from the year ago quarter and down $28 million from the prior quarter. The nonaccrual loans to total loans ratio improved to 1.12% in the second quarter, compared to 1.43% in the year ago quarter, and 1.29% in the prior quarter.

•	Second quarter net charge offs of $13 million were down $8 million from the year ago quarter and up $7 million from the prior quarter.

•	The allowance for loan losses of $281 million was up $13 million from the year ago quarter and was down $2 million from the prior quarter. The allowance for loan losses to total loans ratio was 1.35% in the second quarter and the year ago quarter compared to 1.40% in the prior quarter.

•	The allowance related to the oil and gas portfolio was $33 million at June 30, 2017 and represented 5.4% of total oil and gas loans.

Capital

The Company’s capital position remains strong, with a CET1 ratio of 9.9% at June 30, 2017. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

SECOND QUARTER 2017 EARNINGS RELEASE CONFERENCE CALL

The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, July 20, 2017. Interested parties can access the live webcast of the call through the Investor Relations section of the Company’s website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp second quarter 2017 earnings call. The second quarter 2017 financial tables with an accompanying slide presentation will be available on the Company’s website just prior to the call. An audio archive of the webcast will be available on the Company’s website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NYSE: ASB) has total assets of nearly $30 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio, and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables.

# # #

Associated Banc-Corp

Consolidated Balance Sheets (Unaudited)

(In thousands)	Jun 30, 2017	Mar 31, 2017	Seql Qtr $ Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr $ Change
Assets
Cash and due from banks	$396,677	$332,601	$64,076	$446,558	$356,047	$333,000	$63,677
Interest-bearing deposits in other financial institutions	126,232	337,167	(210,935)	149,175	240,010	131,680	(5,448)
Federal funds sold and securities purchased under agreements to resell	43,000	19,700	23,300	46,500	14,250	13,200	29,800
Investment securities held to maturity, at amortized cost	2,255,395	1,554,843	700,552	1,273,536	1,253,494	1,236,140	1,019,255
Investment securities available for sale, at fair value	3,687,470	4,300,490	(613,020)	4,680,226	4,846,088	4,801,766	(1,114,296)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	181,180	139,273	41,907	140,001	140,215	194,501	(13,321)
Residential loans held for sale(1)	41,620	34,051	7,569	108,010	213,883	253,682	(212,062)
Commercial loans held for sale	4,772	2,901	1,871	12,474	16,912	30,694	(25,922)
Loans	20,783,069	20,147,683	635,386	20,054,716	19,844,005	19,815,286	967,783
Allowance for loan losses	(281,101)	(282,672)	1,571	(278,335)	(269,540)	(267,780)	(13,321)

Loans, net	20,501,968	19,865,011	636,957	19,776,381	19,574,465	19,547,506	954,462
Premises and equipment, net	328,404	332,884	(4,480)	330,315	329,726	331,427	(3,023)
Goodwill	972,006	972,006	—	971,951	971,951	971,951	55
Mortgage servicing rights, net	59,395	60,702	(1,307)	61,476	58,414	57,474	1,921
Other intangible assets, net	14,530	15,026	(496)	15,377	15,902	16,427	(1,897)
Trading assets	48,576	49,306	(730)	52,398	60,780	77,112	(28,536)
Other assets	1,107,800	1,093,896	13,904	1,074,937	1,060,627	1,042,139	65,661

Total assets	$29,769,025	$29,109,857	$659,168	$29,139,315	$29,152,764	$29,038,699	$730,326

Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$5,038,162	$5,338,212	$(300,050)	$5,392,208	$5,337,677	$5,039,336	$(1,174)
Interest-bearing deposits	16,580,018	16,489,823	90,195	16,496,240	16,410,035	15,253,514	1,326,504

Total deposits	21,618,180	21,828,035	(209,855)	21,888,448	21,747,712	20,292,850	1,325,330
Federal funds purchased and securities sold under agreements to repurchase	607,669	650,188	(42,519)	508,347	698,772	509,150	98,519
Other short-term funding	794,813	430,679	364,134	583,688	541,321	1,402,407	(607,594)
Long-term funding	3,262,120	2,761,955	500,165	2,761,795	2,761,635	3,511,475	(249,355)
Trading liabilities	47,143	47,561	(418)	51,103	62,301	79,466	(32,323)
Accrued expenses and other liabilities	247,598	246,645	953	254,622	243,908	213,204	34,394

Total liabilities	26,577,523	25,965,063	612,460	26,048,003	26,055,649	26,008,552	568,971
Stockholders’ Equity
Preferred equity	159,929	159,929	—	159,929	159,929	120,201	39,728
Common equity:
Common stock	1,630	1,630	—	1,630	1,630	1,630	—
Surplus	1,474,301	1,469,744	4,557	1,459,498	1,459,161	1,453,285	21,016
Retained earnings	1,747,632	1,709,514	38,118	1,695,764	1,662,778	1,629,915	117,717
Accumulated other comprehensive income (loss)	(53,470)	(56,344)	2,874	(54,679)	(1,254)	13,453	(66,923)
Treasury stock, at cost	(138,520)	(139,679)	1,159	(170,830)	(185,129)	(188,337)	49,817

Total common equity	3,031,573	2,984,865	46,708	2,931,383	2,937,186	2,909,946	121,627

Total stockholders’ equity	3,191,502	3,144,794	46,708	3,091,312	3,097,115	3,030,147	161,355

Total liabilities and stockholders’ equity	$29,769,025	$29,109,857	$659,168	$29,139,315	$29,152,764	$29,038,699	$730,326

(1)	Effective January 1, 2017, residential loans originated for sale are accounted for under the fair value option. Prior periods have not been restated.

Associated Banc-Corp

Consolidated Statements of Income (Unaudited)

			Comp Qtr		YTD	YTD	Comp YTD
(in thousands, except per share data)	2Q17	2Q16	$ Change	% Change	Jun 2017	Jun 2016	$ Change	% Change
Interest Income
Interest and fees on loans	$184,246	$163,059	$21,187	13%	$357,895	$322,715	$35,180	11%
Interest and dividends on investment securities:
Taxable	23,658	24,270	(612)	(3)%	47,133	49,786	(2,653)	(5)%
Tax-exempt	8,143	7,894	249	3%	16,272	15,724	548	3%
Other interest	1,553	1,318	235	18%	3,089	2,385	704	30%

Total interest income	217,600	196,541	21,059	11%	424,389	390,610	33,779	9%
Interest Expense
Interest on deposits	21,180	11,678	9,502	81%	38,104	23,444	14,660	63%
Interest on Federal funds purchased and securities sold under agreements to repurchase	824	378	446	118%	1,339	674	665	99%
Interest on other short-term funding	1,827	845	982	116%	2,907	1,360	1,547	114%
Interest on long-term funding	9,950	6,923	3,027	44%	17,946	16,428	1,518	9%

Total interest expense	33,781	19,824	13,957	70%	60,296	41,906	18,390	44%

Net Interest Income	183,819	176,717	7,102	4%	364,093	348,704	15,389	4%
Provision for credit losses	12,000	14,000	(2,000)	(14)%	21,000	34,000	(13,000)	(38)%

Net interest income after provision for credit losses	171,819	162,717	9,102	6%	343,093	314,704	28,389	9%
Noninterest Income
Trust service fees	12,346	11,509	837	7%	24,281	22,956	1,325	6%
Service charges on deposit accounts	16,030	16,444	(414)	(3)%	32,386	32,717	(331)	(1)%
Card-based and other nondeposit fees	13,764	12,717	1,047	8%	26,229	24,708	1,521	6%
Insurance commissions	20,853	22,005	(1,152)	(5)%	42,473	43,387	(914)	(2)%
Brokerage and annuity commissions	4,346	4,098	248	6%	8,679	7,892	787	10%
Mortgage banking, net	5,027	4,067	960	24%	9,606	8,271	1,335	16%
Capital market fees, net	4,042	3,793	249	7%	7,925	7,331	594	8%
Bank owned life insurance income	3,899	2,973	926	31%	6,514	7,743	(1,229)	(16)%
Asset gains (losses), net	(466)	(343)	(123)	36%	(700)	181	(881)	N/M
Investment securities gains (losses), net	356	3,116	(2,760)	(89)%	356	6,214	(5,858)	(94)%
Other	2,213	1,789	424	24%	4,492	3,960	532	13%

Total noninterest income	82,410	82,168	242	—%	162,241	165,360	(3,119)	(2)%
Noninterest Expense
Personnel expense	104,683	102,129	2,554	3%	209,102	203,527	5,575	3%
Occupancy	12,832	13,215	(383)	(3)%	28,051	27,017	1,034	4%
Equipment	5,234	5,396	(162)	(3)%	10,719	10,842	(123)	(1)%
Technology	15,473	14,450	1,023	7%	29,893	28,714	1,179	4%
Business development and advertising	7,152	6,591	561	9%	12,987	14,802	(1,815)	(12)%
Other intangible amortization	496	539	(43)	(8)%	1,009	1,043	(34)	(3)%
Loan expense	2,974	3,442	(468)	(14)%	5,594	6,663	(1,069)	(16)%
Legal and professional fees	5,711	4,856	855	18%	9,877	9,881	(4)	—%
Foreclosure / OREO expense, net	1,182	1,330	(148)	(11)%	2,687	3,207	(520)	(16)%
FDIC expense	8,000	8,750	(750)	(9)%	16,000	16,500	(500)	(3)%
Other	12,579	13,662	(1,083)	(8)%	24,088	26,135	(2,047)	(8)%

Total noninterest expense	176,316	174,360	1,956	1%	350,007	348,331	1,676	—%

Income before income taxes	77,913	70,525	7,388	10%	155,327	131,733	23,594	18%
Income tax expense	19,930	21,434	(1,504)	(7)%	41,074	40,108	966	2%

Net income	57,983	49,091	8,892	18%	114,253	91,625	22,628	25%
Preferred stock dividends	2,339	2,169	170	8%	4,669	4,367	302	7%

Net income available to common equity	$55,644	$46,922	$8,722	19%	$109,584	$87,258	$22,326	26%

Earnings Per Common Share:
Basic	$0.36	$0.31	$0.05	16%	$0.72	$0.58	$0.14	24%
Diluted	$0.36	$0.31	$0.05	16%	$0.71	$0.58	$0.13	22%
Average Common Shares Outstanding:
Basic	151,573	148,511	3,062	2%	151,196	148,556	2,640	2%
Diluted	154,302	149,530	4,772	3%	154,147	149,518	4,629	3%
N/M - Not meaningful

Associated Banc-Corp

Consolidated Statements of Income (Unaudited)—Quarterly Trend

			Seql Qtr					Comp Qtr
(In thousands, except per share data)	2Q17	1Q17	$ Change	% Change	4Q16	3Q16	2Q16	$ Change	% Change
Interest Income
Interest and fees on loans	$184,246	$173,649	$10,597	6%	$169,473	$167,350	$163,059	$21,187	13%
Interest and dividends on investment securities:
Taxable	23,658	23,475	183	1%	22,418	22,948	24,270	(612)	(3)%
Tax-exempt	8,143	8,129	14	—%	8,184	8,141	7,894	249	3%
Other interest	1,553	1,536	17	1%	1,380	1,064	1,318	235	18%

Total interest income	217,600	206,789	10,811	5%	201,455	199,503	196,541	21,059	11%
Interest Expense
Interest on deposits	21,180	16,924	4,256	25%	13,773	13,118	11,678	9,502	81%
Interest on Federal funds purchased and securities sold under agreements to repurchase	824	515	309	60%	314	326	378	446	118%
Interest on other short-term funding	1,827	1,080	747	69%	458	296	845	982	116%
Interest on long-term funding	9,950	7,996	1,954	24%	6,875	7,229	6,923	3,027	44%

Total interest expense	33,781	26,515	7,266	27%	21,420	20,969	19,824	13,957	70%

Net Interest Income	183,819	180,274	3,545	2%	180,035	178,534	176,717	7,102	4%
Provision for credit losses	12,000	9,000	3,000	33%	15,000	21,000	14,000	(2,000)	(14)%

Net interest income after provision for credit losses	171,819	171,274	545	—%	165,035	157,534	162,717	9,102	6%
Noninterest Income
Trust service fees	12,346	11,935	411	3%	12,211	11,700	11,509	837	7%
Service charges on deposit accounts	16,030	16,356	(326)	(2)%	16,447	17,445	16,444	(414)	(3)%
Card-based and other nondeposit fees	13,764	12,465	1,299	10%	12,592	12,777	12,717	1,047	8%
Insurance commissions	20,853	21,620	(767)	(4)%	17,977	19,431	22,005	(1,152)	(5)%
Brokerage and annuity commissions	4,346	4,333	13	—%	4,188	4,155	4,098	248	6%
Mortgage banking, net	5,027	4,579	448	10%	11,559	18,291	4,067	960	24%
Capital market fees, net	4,042	3,883	159	4%	7,716	7,012	3,793	249	7%
Bank owned life insurance income	3,899	2,615	1,284	49%	3,338	3,290	2,973	926	31%
Asset gains (losses), net	(466)	(234)	(232)	99%	767	(1,034)	(343)	(123)	36%
Investment securities gains (losses), net	356	—	356	N/M	3,115	(13)	3,116	(2,760)	(89)%
Other	2,213	2,279	(66)	(3)%	2,379	2,180	1,789	424	24%

Total noninterest income	82,410	79,831	2,579	3%	92,289	95,234	82,168	242	—%
Noninterest Expense
Personnel expense	104,683	104,419	264	—%	107,491	103,819	102,129	2,554	3%
Occupancy	12,832	15,219	(2,387)	(16)%	13,690	15,362	13,215	(383)	(3)%
Equipment	5,234	5,485	(251)	(5)%	5,328	5,319	5,396	(162)	(3)%
Technology	15,473	14,420	1,053	7%	14,413	14,173	14,450	1,023	7%
Business development and advertising	7,152	5,835	1,317	23%	6,298	5,251	6,591	561	9%
Other intangible amortization	496	513	(17)	(3)%	525	525	539	(43)	(8)%
Loan expense	2,974	2,620	354	14%	3,443	3,535	3,442	(468)	(14)%
Legal and professional fees	5,711	4,166	1,545	37%	5,184	4,804	4,856	855	18%
Foreclosure / OREO expense, net	1,182	1,505	(323)	(21)%	677	960	1,330	(148)	(11)%
FDIC expense	8,000	8,000	—	—%	9,250	9,000	8,750	(750)	(9)%
Other	12,579	11,509	1,070	9%	12,616	12,566	13,662	(1,083)	(8)%

Total noninterest expense	176,316	173,691	2,625	2%	178,915	175,314	174,360	1,956	1%

Income before income taxes	77,913	77,414	499	1%	78,409	77,454	70,525	7,388	10%
Income tax expense	19,930	21,144	(1,214)	(6)%	23,576	23,638	21,434	(1,504)	(7)%

Net income	57,983	56,270	1,713	3%	54,833	53,816	49,091	8,892	18%
Preferred stock dividends	2,339	2,330	9	—%	2,348	2,188	2,169	170	8%

Net income available to common equity	$55,644	$53,940	$1,704	3%	$52,485	$51,628	$46,922	$8,722	19%

Earnings Per Common Share:
Basic	$0.36	$0.36	$—	—%	$0.35	$0.34	$0.31	$0.05	16%
Diluted	$0.36	$0.35	$0.01	3%	$0.34	$0.34	$0.31	$0.05	16%
Average Common Shares Outstanding:
Basic	151,573	150,815	758	1%	149,253	148,708	148,511	3,062	2%
Diluted	154,302	153,869	433	—%	151,563	149,973	149,530	4,772	3%
N/M - Not meaningful

Associated Banc-Corp

Selected Quarterly Information

($ in millions, except share and per share, full time equivalent employee data and branch count)	YTD Jun 2017	YTD Jun 2016	2Q17	1Q17	4Q16	3Q16	2Q16
Per Common Share Data
Dividends	$0.24	$0.22	$0.12	$0.12	$0.12	$0.11	$0.11
Market value:
High	26.50	18.84	25.50	26.50	25.15	19.91	18.84
Low	23.25	15.48	23.25	23.40	19.05	16.49	15.84
Close	25.20	17.15	25.20	24.40	24.70	19.59	17.15
Book value	19.70	19.27	19.70	19.42	19.27	19.42	19.27
Tangible book value / share	$13.29	$12.72	$13.29	$13.00	$12.78	$12.89	$12.72

Performance Ratios (Annualized)
Return on average assets	0.79%	0.66%	0.80%	0.79%	0.75%	0.74%	0.69%
Effective tax rate	26.44%	30.45%	25.58%	27.31%	30.07%	30.52%	30.39%
Dividend payout ratio(1)	33.33%	37.93%	32.43%	33.33%	34.29%	32.35%	35.48%
Net interest margin	2.83%	2.81%	2.83%	2.84%	2.80%	2.77%	2.81%

Selected Trend Information
Average full time equivalent employees	4,361	4,394	4,352	4,370	4,439	4,477	4,415
Branch count			214	215	217	217	215
Trust assets under management, at market value			$8,997	$8,716	$8,302	$8,179	$7,944
Mortgage loans originated for sale during period	$220	$518	$119	$101	$287	$466	$324
Mortgage loan settlements during period	$364	$492	$167	$197	$396	$655	$270
Mortgage portfolio serviced for others			$7,768	$7,909	$7,975	$8,011	$7,776
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.76%	0.77%	0.77%	0.73%	0.74%
Shares outstanding, end of period			153,848	153,734	152,121	151,243	151,036

Selected Quarterly Ratios
Loans / deposits			96.14%	92.30%	91.62%	91.25%	97.65%
Stockholders’ equity / assets			10.72%	10.80%	10.61%	10.62%	10.43%

Risk-based Capital (2) (3)
Total risk-weighted assets			$21,590	$21,129	$21,341	$21,265	$21,168
Common equity Tier 1			$2,130	$2,085	$2,033	$1,984	$1,941
Common equity Tier 1 capital ratio			9.87%	9.87%	9.52%	9.33%	9.17%
Tier 1 capital ratio			10.61%	10.62%	10.27%	10.08%	9.73%
Total capital ratio			13.01%	13.05%	12.68%	12.49%	12.16%
Tier 1 leverage ratio			8.09%	8.05%	7.83%	7.64%	7.43%

(1)	Ratio is based upon basic earnings per common share.
(2)	The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(3)	June 30, 2017 data is estimated.

Associated Banc-Corp

Selected Asset Quality Information

(In thousands)	Jun 30, 2017	Mar 31, 2017	Seql Qtr % Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr % Change
Allowance for Loan Losses
Balance at beginning of period	$282,672	$278,335	2%	$269,540	$267,780	$277,370	2%
Provision for loan losses	11,000	10,000	10%	18,000	20,000	11,000	—%
Charge offs	(15,376)	(11,854)	30%	(11,609)	(28,964)	(24,621)	(38)%
Recoveries	2,805	6,191	(55)%	2,404	10,724	4,031	(30)%

Net charge offs	(12,571)	(5,663)	122%	(9,205)	(18,240)	(20,590)	(39)%

Balance at end of period	$281,101	$282,672	(1)%	$278,335	$269,540	$267,780	5%

Allowance for Unfunded Commitments
Balance at beginning of period	$24,400	$25,400	(4)%	$28,400	$27,400	$24,400	—%
Provision for unfunded commitments	1,000	(1,000)	(200)%	(3,000)	1,000	3,000	(67)%

Balance at end of period	$25,400	$24,400	4%	$25,400	$28,400	$27,400	(7)%

Allowance for credit losses	$306,501	$307,072	—%	$303,735	$297,940	$295,180	4%

Provision for credit losses	$12,000	$9,000	33%	$15,000	$21,000	$14,000	(14)%

Net Charge Offs	Jun 30, 2017	Mar 31, 2017	Seql Qtr % Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr % Change
Commercial and industrial	$(11,046)	$(4,368)	153%	$(6,566)	$(16,407)	$(18,564)	(40)%
Commercial real estate—owner occupied	43	19	126%	(221)	(154)	(20)	N/M

Commercial and business lending	(11,003)	(4,349)	153%	(6,787)	(16,561)	(18,584)	(41)%
Commercial real estate—investor	(126)	(514)	(75)%	5	(564)	(560)	(78)%
Real estate construction	(26)	11	N/M	(86)	(22)	(219)	(88)%

Commercial real estate lending	(152)	(503)	(70)%	(81)	(586)	(779)	(80)%

Total commercial	(11,155)	(4,852)	130%	(6,868)	(17,147)	(19,363)	(42)%
Residential mortgage	(564)	(128)	N/M	(1,048)	(540)	(757)	(25)%
Home equity	54	173	(69)%	(491)	125	317	(83)%
Other consumer	(906)	(856)	6%	(798)	(678)	(787)	15%

Total consumer	(1,416)	(811)	75%	(2,337)	(1,093)	(1,227)	15%

Total net charge offs	$(12,571)	$(5,663)	122%	$(9,205)	$(18,240)	$(20,590)	(39)%

Net Charge Offs to Average Loans (in basis points)*	Jun 30, 2017	Mar 31, 2017		Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Commercial and industrial	(69)	(28)		(40)	(98)	(114)
Commercial real estate—owner occupied	2	1		(10)	(7)	(1)

Commercial and business lending	(60)	(24)		(36)	(87)	(100)
Commercial real estate—investor	(2)	(6)		N/M	(6)	(7)
Real estate construction	(1)	N/M		(3)	(1)	(7)

Commercial real estate lending	(1)	(4)		(1)	(5)	(7)

Total commercial	(36)	(16)		(22)	(55)	(64)
Residential mortgage	(3)	(1)		(7)	(3)	(5)
Home equity	2	8		(21)	5	13
Other consumer	(98)	(90)		(80)	(67)	(78)

Total consumer	(7)	(4)		(12)	(6)	(7)

Total net charge offs	(25)	(11)		(18)	(36)	(42)

Credit Quality	Jun 30, 2017	Mar 31, 2017	Seql Qtr % Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr % Change
Nonaccrual loans	$231,888	$259,991	(11)%	$275,303	$289,911	$282,602	(18)%
Other real estate owned (OREO)	7,782	7,540	3%	10,274	14,499	13,669	(43)%
Other nonperforming assets	7,418	7,418	—%	7,418	—	—	N/M

Total nonperforming assets	$247,088	$274,949	(10)%	$292,995	$304,410	$296,271	(17)%

Loans 90 or more days past due and still accruing	$1,535	$1,720	(11)%	$1,613	$1,511	$1,494	3%
Allowance for loan losses to loans	1.35%	1.40%		1.39%	1.36%	1.35%
Allowance for loan losses to nonaccrual loans	121.22%	108.72%		101.10%	92.97%	94.76%
Nonaccrual loans to total loans	1.12%	1.29%		1.37%	1.46%	1.43%
Nonperforming assets to total loans plus OREO	1.19%	1.36%		1.46%	1.53%	1.49%
Nonperforming assets to total assets	0.83%	0.94%		1.01%	1.04%	1.02%
Year-to-date net charge offs to average loans *	0.18%	0.11%		0.33%	0.38%	0.39%

*	Annualized

N/M = Not meaningful

Associated Banc-Corp

Selected Asset Quality Information (continued)

(in thousands)	Jun 30, 2017	Mar 31, 2017	Seql Qtr % Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$141,475	$164,891	(14)%	$183,371	$205,902	$193,439	(27)%
Commercial real estate—owner occupied	15,800	17,925	(12)%	9,544	6,995	9,635	64%

Commercial and business lending	157,275	182,816	(14)%	192,915	212,897	203,074	(23)%
Commercial real estate—investor	7,206	8,273	(13)%	18,051	8,028	11,528	(37)%
Real estate construction	1,717	1,247	38%	844	864	957	79%

Commercial real estate lending	8,923	9,520	(6)%	18,895	8,892	12,485	(29)%

Total commercial	166,198	192,336	(14)%	211,810	221,789	215,559	(23)%
Residential mortgage	51,975	54,183	(4)%	50,236	53,475	52,300	(1)%
Home equity	13,482	13,212	2%	13,001	14,347	14,363	(6)%
Other consumer	233	260	(10)%	256	300	380	(39)%

Total consumer	65,690	67,655	(3)%	63,493	68,122	67,043	(2)%

Total nonaccrual loans	$231,888	$259,991	(11)%	$275,303	$289,911	$282,602	(18)%

Restructured loans (accruing)	Jun 30, 2017	Mar 31, 2017	Seql Qtr % Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr % Change
Commercial and industrial	$31,540	$30,852	2%	$31,884	$30,248	$29,179	8%
Commercial real estate—owner occupied	4,145	5,532	(25)%	5,490	7,445	7,509	(45)%

Commercial and business lending	35,685	36,384	(2)%	37,374	37,693	36,688	(3)%
Commercial real estate—investor	14,628	14,563	—%	15,289	15,352	20,191	(28)%
Real estate construction	321	327	(2)%	359	365	372	(14)%

Commercial real estate lending	14,949	14,890	—%	15,648	15,717	20,563	(27)%

Total commercial	50,634	51,274	(1)%	53,022	53,410	57,251	(12)%
Residential mortgage	17,624	18,535	(5)%	18,100	18,049	18,314	(4)%
Home equity	7,985	8,209	(3)%	7,756	7,685	6,955	15%
Other consumer	1,082	1,041	4%	979	926	906	19%

Total consumer	26,691	27,785	(4)%	26,835	26,660	26,175	2%

Total restructured loans (accruing)	$77,325	$79,059	(2)%	$79,857	$80,070	$83,426	(7)%

Restructured loans included in nonaccrual loans (not included with restructed loans (accruing))	$51,715	$78,902	(34)%	$29,385	$31,758	$34,841	48%

Accruing Loans 30-89 Days Past Due	Jun 30, 2017	Mar 31, 2017	Seql Qtr % Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr % Change
Commercial and industrial	$1,255	$1,675	(25)%	$1,413	$950	$2,124	(41)%
Commercial real estate—owner occupied	1,284	970	32%	1,384	869	193	N/M

Commercial and business lending	2,539	2,645	(4)%	2,797	1,819	2,317	10%
Commercial real estate—investor	899	1,122	(20)%	931	630	2,715	(67)%
Real estate construction	135	431	(69)%	369	402	524	(74)%

Commercial real estate lending	1,034	1,553	(33)%	1,300	1,032	3,239	(68)%

Total commercial	3,573	4,198	(15)%	4,097	2,851	5,556	(36)%
Residential mortgage	9,165	7,243	27%	8,142	6,697	7,382	24%
Home equity	5,924	4,512	31%	5,849	5,473	7,730	(23)%
Other consumer	1,746	1,658	5%	3,189	2,046	1,895	(8)%

Total consumer	16,835	13,413	26%	17,180	14,216	17,007	(1)%

Total accruing loans 30-89 days past due	$20,408	$17,611	16%	$21,277	$17,067	$22,563	(10)%

Potential Problem Loans	Jun 30, 2017	Mar 31, 2017	Seql Qtr % Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr % Change
Commercial and industrial	$142,607	$218,930	(35)%	$227,196	$351,290	$379,818	(62)%
Commercial real estate—owner occupied	60,724	58,994	3%	64,524	47,387	45,671	33%

Commercial and business lending	203,331	277,924	(27)%	291,720	398,677	425,489	(52)%
Commercial real estate—investor	48,569	49,217	(1)%	51,228	36,765	25,081	94%
Real estate construction	8,901	10,141	(12)%	2,465	1,929	2,117	N/M

Commercial real estate lending	57,470	59,358	(3)%	53,693	38,694	27,198	111%

Total commercial	260,801	337,282	(23)%	345,413	437,371	452,687	(42)%
Residential mortgage	1,576	2,155	(27)%	5,615	3,226	3,953	(60)%
Home equity	208	220	(5)%	114	78	94	121%

Total consumer	1,784	2,375	(25)%	5,729	3,304	4,047	(56)%

Total potential problem loans	$262,585	$339,657	(23)%	$351,142	$440,675	$456,734	(43)%

N/M = Not meaningful

Associated Banc-Corp

Net Interest Income Analysis—Fully Tax-Equivalent Basis — Sequential and Comparable Quarter

	Quarter ended,
	June 30, 2017			March 31, 2017			June 30, 2016
(In thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Assets
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,321,523	$65,507	3.59%	$7,199,481	$60,680	3.42%	$7,474,633	$59,088	3.18%
Commercial real estate lending	4,964,257	47,562	3.84%	4,999,994	45,135	3.66%	4,654,111	40,169	3.47%

Total commercial	12,285,780	113,069	3.69%	12,199,475	105,815	3.52%	12,128,744	99,257	3.29%
Residential mortgage	6,957,865	56,097	3.23%	6,564,600	53,306	3.25%	6,129,924	48,382	3.16%
Retail	1,278,345	16,048	5.03%	1,308,650	15,450	4.74%	1,383,317	16,378	4.74%

Total loans	20,521,990	185,214	3.62%	20,072,725	174,571	3.51%	19,641,985	164,017	3.35%
Investment securities:
Taxable	4,781,488	23,658	1.98%	4,830,421	23,475	1.94%	4,967,437	24,270	1.95%
Tax-exempt(1)	1,143,736	12,459	4.36%	1,138,010	12,438	4.37%	1,064,252	12,077	4.54%
Other short-term investments	297,341	1,553	2.09%	298,158	1,536	2.08%	294,375	1,318	1.80%

Investments and other	6,222,565	37,670	2.42%	6,266,589	37,449	2.39%	6,326,064	37,665	2.38%

Total earning assets	26,744,555	$222,884	3.34%	26,339,314	$212,020	3.24%	25,968,049	$201,682	3.12%
Other assets, net	2,454,351			2,441,013			2,674,427

Total assets	$29,198,906			$28,780,327			$28,642,476

Liabilities and stockholders’ equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$1,541,129	$201	0.05%	$1,465,811	$188	0.05%	$1,445,020	$228	0.06%
Interest-bearing demand	4,272,620	5,506	0.52%	4,251,357	4,210	0.40%	3,640,733	2,144	0.24%
Money market	9,064,874	11,763	0.52%	9,169,141	9,388	0.42%	8,692,782	6,309	0.29%
Time deposits	1,752,255	3,710	0.85%	1,613,331	3,138	0.79%	1,540,424	2,997	0.78%

Total interest-bearing deposits	16,630,878	21,180	0.51%	16,499,640	16,924	0.42%	15,318,959	11,678	0.31%
Federal funds purchased and securities sold under agreements to repurchase	489,571	824	0.67%	495,311	515	0.42%	674,360	378	0.23%
Other short-term funding	842,305	1,827	0.87%	683,306	1,080	0.64%	1,209,511	845	0.28%

Total short-term funding	1,331,876	2,651	0.80%	1,178,617	1,595	0.55%	1,883,871	1,223	0.26%
Long-term funding	2,932,348	9,950	1.36%	2,761,850	7,996	1.17%	3,052,581	6,923	0.91%

Total short and long-term funding	4,264,224	12,601	1.18%	3,940,467	9,591	0.98%	4,936,452	8,146	0.66%

Total interest-bearing liabilities	20,895,102	$33,781	0.65%	20,440,107	$26,515	0.52%	20,255,411	$19,824	0.39%
Noninterest-bearing demand deposits	4,892,271			4,966,082			4,969,994
Other liabilities	246,395			250,747			228,027
Stockholders’ equity	3,165,138			3,123,391			3,189,044

Total liabilities and stockholders’ equity	$29,198,906			$28,780,327			$28,642,476

Interest rate spread			2.69%			2.72%			2.73%
Net free funds			0.14%			0.12%			0.08%

Fully tax-equivalent net interest income and net interest margin		$189,103	2.83%		$185,505	2.84%		$181,858	2.81%

Fully tax-equivalent adjustment		5,284			5,231			5,141

Net interest income		$183,819			$180,274			$176,717

(1)	The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Associated Banc-Corp

Net Interest Income Analysis—Fully Tax-Equivalent Basis — Year Over Year

	Six Months ended June 30,
	2017			2016
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,260,839	$126,187	3.50%	$7,297,847	$116,380	3.21%
Commercial real estate lending	4,982,027	92,697	3.75%	4,561,821	79,158	3.49%

Total commercial	12,242,866	218,884	3.60%	11,859,668	195,538	3.31%
Residential mortgage	6,762,319	109,404	3.24%	6,025,102	96,130	3.19%
Retail	1,293,414	31,497	4.88%	1,397,638	32,984	4.73%

Total loans	20,298,599	359,785	3.56%	19,282,408	324,652	3.38%
Investment securities:
Taxable	4,805,819	47,133	1.96%	5,000,754	49,786	1.99%
Tax-exempt (1)	1,140,889	24,897	4.36%	1,054,731	24,057	4.56%
Other short-term investments	297,747	3,089	2.09%	282,318	2,385	1.70%

Investments and other	6,244,455	75,119	2.41%	6,337,803	76,228	2.41%

Total earning assets	26,543,054	$434,904	3.29%	25,620,211	$400,880	3.14%
Other assets, net	2,447,719			2,450,451

Total assets	$28,990,773			$28,070,662

Liabilities and stockholders’ equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$1,503,678	$389	0.05%	$1,406,333	$464	0.07%
Interest-bearing demand	4,262,047	9,716	0.46%	3,430,571	4,176	0.24%
Money market	9,116,719	21,150	0.47%	9,062,514	12,753	0.28%
Time deposits	1,683,177	6,849	0.82%	1,549,351	6,051	0.79%

Total interest-bearing deposits	16,565,621	38,104	0.46%	15,448,769	23,444	0.31%
Federal funds purchased and securities sold under agreements to repurchase	492,425	1,339	0.55%	617,007	674	0.22%
Other short-term funding	763,245	2,907	0.77%	993,704	1,360	0.28%

Total short-term funding	1,255,670	4,246	0.68%	1,610,711	2,034	0.25%
Long-term funding	2,847,570	17,946	1.27%	2,817,560	16,428	1.17%

Total short and long-term funding	4,103,240	22,192	1.09%	4,428,271	18,462	0.84%

Total interest-bearing liabilities	20,668,861	$60,296	0.59%	19,877,040	$41,906	0.42%
Noninterest-bearing demand deposits	4,928,973			4,983,197
Other liabilities	248,559			230,528
Stockholders’ equity	3,144,380			2,979,897

Total liabilities and stockholders’ equity	$28,990,773			$28,070,662

Interest rate spread			2.70%			2.72%
Net free funds			0.13%			0.09%

Fully tax-equivalent net interest income and net interest margin		$374,608	2.83%		$358,974	2.81%

Fully tax-equivalent adjustment		10,515			10,270

Net interest income		$364,093			$348,704

(1)	The yield on tax exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Associated Banc-Corp

Loan and Deposit Composition

(In thousands)

Period End Loan Composition	Jun 30, 2017	Mar 31, 2017	Seql Qtr % Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr % Change
Commercial and industrial	$6,571,000	$6,300,646	4%	$6,489,014	$6,721,557	$6,701,986	(2)%
Commercial real estate—owner occupied	845,336	878,391	(4)%	897,724	892,678	921,736	(8)%

Commercial and business lending	7,416,336	7,179,037	3%	7,386,738	7,614,235	7,623,722	(3)%
Commercial real estate—investor	3,329,585	3,415,355	(3)%	3,574,732	3,530,370	3,495,791	(5)%
Real estate construction	1,651,805	1,553,205	6%	1,432,497	1,314,431	1,285,573	28%

Commercial real estate lending	4,981,390	4,968,560	—%	5,007,229	4,844,801	4,781,364	4%

Total commercial	12,397,726	12,147,597	2%	12,393,967	12,459,036	12,405,086	—%
Residential mortgage	7,115,457	6,715,282	6%	6,332,327	6,034,166	6,035,720	18%
Home equity	897,111	911,969	(2)%	934,443	951,594	968,771	(7)%
Other consumer	372,775	372,835	—%	393,979	399,209	405,709	(8)%

Total consumer	8,385,343	8,000,086	5%	7,660,749	7,384,969	7,410,200	13%

Total loans	$20,783,069	$20,147,683	3%	$20,054,716	$19,844,005	$19,815,286	5%

Period End Deposit and Customer Funding Composition	Jun 30, 2017	Mar 31, 2017	Seql Qtr % Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr % Change
Noninterest-bearing demand	$5,038,162	$5,338,212	(6)%	$5,392,208	$5,337,677	$5,039,336	—%
Savings	1,552,820	1,530,155	1%	1,431,494	1,441,187	1,451,801	7%
Interest-bearing demand	3,858,739	4,736,236	(19)%	4,687,656	4,548,390	3,789,138	2%
Money market	9,228,129	8,608,523	7%	8,770,963	8,894,357	8,448,543	9%
Brokered CDs	131,184	54,993	139%	52,725	44,373	46,268	184%
Other time	1,809,146	1,559,916	16%	1,553,402	1,481,728	1,517,764	19%

Total deposits	21,618,180	21,828,035	(1)%	21,888,448	21,747,712	20,292,850	7%
Customer funding	262,318	326,823	(20)%	300,197	477,607	464,880	(44)%

Total deposits and customer funding	$21,880,498	$22,154,858	(1)%	$22,188,645	$22,225,319	$20,757,730	5%

Network transaction deposits (1)	$3,220,956	$3,417,380	(6)%	$3,895,467	$3,730,513	$3,141,214	3%
Total deposits and customer funding, excluding Brokered CDs and network transaction deposits	$18,528,358	$18,682,485	(1)%	$18,240,453	$18,450,433	$17,570,248	5%

Quarter Average Loan Composition	Jun 30, 2017	Mar 31, 2017	Seql Qtr % Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr % Change
Commercial and industrial	$6,449,250	$6,313,389	2%	$6,514,974	$6,674,688	$6,559,613	(2)%
Commercial real estate—owner occupied	872,273	886,092	(2)%	891,836	902,782	915,020	(5)%

Commercial and business lending	7,321,523	7,199,481	2%	7,406,810	7,577,470	7,474,633	(2)%
Commercial real estate—investor	3,359,817	3,502,769	(4)%	3,546,559	3,532,861	3,448,741	(3)%
Real estate construction	1,604,440	1,497,225	7%	1,368,084	1,322,966	1,205,370	33%

Commercial real estate lending	4,964,257	4,999,994	(1)%	4,914,643	4,855,827	4,654,111	7%

Total commercial	12,285,780	12,199,475	1%	12,321,453	12,433,297	12,128,744	1%
Residential mortgage	6,957,865	6,564,600	6%	6,317,769	6,255,264	6,129,924	14%
Home equity	906,208	923,896	(2)%	942,620	961,034	975,313	(7)%
Other consumer	372,137	384,754	(3)%	395,228	403,181	408,004	(9)%

Total consumer	8,236,210	7,873,250	5%	7,655,617	7,619,479	7,513,241	10%

Total loans	$20,521,990	$20,072,725	2%	$19,977,070	$20,052,776	$19,641,985	4%

Quarter Average Deposit Composition	Jun 30, 2017	Mar 31, 2017	Seql Qtr % Change	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Comp Qtr % Change
Noninterest-bearing demand	$4,892,271	$4,966,082	(1)%	$5,294,078	$5,161,802	$4,969,994	(2)%
Savings	1,541,129	1,465,811	5%	1,451,803	1,448,223	1,445,020	7%
Interest-bearing demand	4,272,620	4,251,357	1%	4,140,072	4,151,708	3,640,733	17%
Money market	9,064,874	9,169,141	(1)%	9,296,364	9,088,943	8,692,782	4%
Time deposits	1,752,255	1,613,331	9%	1,560,145	1,553,349	1,540,424	14%

Total deposits	$21,523,149	$21,465,722	—%	$21,742,462	$21,404,025	$20,288,953	6%

(1)	Included above in interest-bearing demand and money market.

Associated Banc-Corp

Non-GAAP Financial Measures Reconciliation

($ in millions)	YTD Jun 2017	YTD Jun 2016	2Q17	1Q17	4Q16	3Q16	2Q16
Tangible Common Equity Reconciliation (1)
Common equity			$3,032	$2,985	$2,931	$2,937	$2,910
Goodwill and other intangible assets, net			(987)	(987)	(987)	(988)	(988)

Tangible common equity			$2,045	$1,998	$1,944	$1,949	$1,922

Tangible Assets Reconciliation (1)
Total assets			$29,769	$29,110	$29,139	$29,153	$29,039
Goodwill and other intangible assets, net			(987)	(987)	(987)	(988)	(988)

Tangible assets			$28,782	$28,123	$28,152	$28,165	$28,051

Average Tangible Common Equity and Average Common Equity Tier 1 Reconciliation (1)
Common equity	$2,985	$2,859	$3,005	$2,963	$2,925	$2,911	$2,869
Goodwill and other intangible assets, net	(987)	(989)	(987)	(987)	(988)	(988)	(989)

Tangible common equity	1,998	1,870	2,018	1,976	1,937	1,923	1,880
Less: Accumulated other comprehensive income / loss	52	2	50	54	28	(3)	1
Less: Deferred tax assets / deferred tax liabilities, net	31	33	32	32	33	33	32

Average common equity Tier 1	$2,081	$1,905	$2,100	$2,062	$1,998	$1,953	$1,913

Selected Trend Information (2)
Trust service fees			$12	$12	$12	$12	$12
Service charges on deposit accounts			16	16	16	18	16
Card-based and other nondeposit fees			14	13	13	13	13
Insurance commissions			21	22	18	19	22
Brokerage and annuity commissions			4	4	4	4	4

Fee-based revenue			67	67	63	66	67
Other			15	13	29	29	15

Total noninterest income			$82	$80	$92	$95	$82

Selected Equity and Performance Ratios (1) (3)
Tangible common equity / tangible assets			7.11%	7.10%	6.91%	6.92%	6.85%
Return on average equity	7.33%	6.18%	7.35%	7.31%	7.07%	7.03%	6.19%
Return on average tangible common equity	11.06%	9.38%	11.06%	11.07%	10.78%	10.68%	10.04%
Return on average common equity Tier 1	10.62%	9.21%	10.63%	10.61%	10.45%	10.52%	9.86%

Efficiency Ratio Reconciliation (4)
Federal Reserve efficiency ratio	66.54%	69.18%	66.69%	66.39%	65.35%	64.40%	69.34%
Fully tax-equivalent adjustment	(1.30)%	(1.36)%	(1.30)%	(1.30)%	(1.25)%	(1.21)%	(1.36)%
Other intangible amortization	(0.19)%	(0.21)%	(0.18)%	(0.20)%	(0.20)%	(0.19)%	(0.21)%

Fully tax-equivalent efficiency ratio	65.05%	67.61%	65.21%	64.89%	63.90%	63.00%	67.77%

(1)	The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
(2)	These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations. May not match the income statement due to rounding.
(3)	These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(4)	The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.